Exhibit 99.1
Bookham Reports Continued Financial Improvement
In Second Quarter Fiscal Year 2008
V6
SAN JOSE, Calif., – January 23, 2008 – Bookham, Inc. (Nasdaq: BKHM), a leading provider of optical components, modules and subsystems, today announced financial results for its second quarter of fiscal year 2008, ended December 29, 2007.
Second Quarter Fiscal 2008 GAAP Results
Revenue for the second quarter of fiscal 2008 was $59.0 million, representing an increase of approximately 9 percent from $54.3 million in the first quarter of fiscal 2008. Sales to Nortel Networks and Cisco each accounted for greater than 10 percent of fiscal second quarter revenue.
Gross margin in the second fiscal quarter was 23 percent, even with last quarter. Net loss declined to $5.2 million, or a net loss of $0.06 per share. This compares with a net loss of $11.0 million, or a net loss of $0.13 per share, in the prior quarter.
Cash, cash equivalents and restricted cash at the end of the second fiscal quarter were $64.7 million, compared with $34.4 million at the end of the previous quarter. During the second fiscal quarter the Company completed a public stock offering, which raised approximately $41 million after expenses.
Second Quarter Fiscal 2008 Non-GAAP Results
Adjusted EBITDA for the second fiscal quarter was positive $329,000, an improvement of approximately $2.8 million compared with negative Adjusted EBITDA of $2.5 million in the first fiscal quarter. It is also the first time in 8 quarters that the Company achieved positive Adjusted EBITDA.
Non-GAAP gross margin, which excludes stock compensation, was 24 percent, which was essentially even with last quarter.
Non-GAAP net loss improved to $1.1 million, or a non-GAAP net loss of $0.01 per share. This compares with a non-GAAP net loss of $8.0 million, or $0.10 per share in the first quarter. A reconciliation table of GAAP to non-GAAP measures is included in the financial tables section of this release, and further discussion of these measures is also included later in this release.
Non-cash stock and option-based compensation for the second and first quarters of fiscal 2008 were $2.7 million and $1.7 million, respectively. Included in the second fiscal quarter results is $1.5 million of expense related to performance based vesting of stock.
Outlook and Guidance
“The strong second quarter results were driven by continued sales growth with many of our newer products, including tunables, 980nm pumps, and amplifiers, ongoing marketshare gains in selected areas and increasing revenue with several important customers,” said Alain Couder, president and CEO of Bookham Inc. “Going into the March quarter, the market environment is becoming more unpredictable due primarily to the uncertain general economic conditions. As a result, while we remain confident in our medium- to long-term growth expectations, we are taking a conservative approach with our short-term forecast.”
For the third quarter of fiscal 2008, ending March 29, 2008, excluding restructuring and other non-recurring charges, the Company expects:
•	Revenue in the range of $56 million to $60 million

•	Non-GAAP gross margin of between 21 percent and 25 percent

•	Adjusted EBITDA of negative $3 million to positive $1 million

The forecasts provided are based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor statement in this release for a description of certain important risk factors that could cause actual results to differ, and refer to Bookham’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of the risks. Furthermore, our outlook excludes items that may be required by GAAP such as restructuring and related costs, acquisition or disposal related costs, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of goodwill and other long-lived assets for which the likelihood and amounts are not determinable at this time, extraordinary items, as well as the expensing of stock options and restricted stock grants under SFAS 123R.
Conference Call
Bookham is scheduled to hold a conference call to discuss its second quarter fiscal 2008 financial results today at 5:00 p.m. ET/2:00 p.m. PT. To access the call, dial 480-629-9041. A live webcast of the call will also be available via the Investors section of the Company’s website at www.bookham.com. A replay of the conference call will be available through January 30, 2008. To access the replay, dial 1-303-590-3030. The passcode for the replay is 3829200.
About Bookham
Bookham, Inc. is a global leader in the design, manufacture and marketing of optical components, modules and subsystems. The company’s optical components, modules and subsystems are used in various applications and industries, including telecommunications, data communications, aerospace, industrial, life sciences and military. Since 2002, the company has acquired the optical components businesses from Nortel Networks and Marconi, as well as Ignis Optics, Inc., the business of Cierra Photonics Inc., New Focus, Inc., Onetta, Inc., and Avalon Photonics. The company has manufacturing facilities in the UK, US, China and Switzerland and offices in the US, UK, Canada, France and Italy and employs approximately 2000 people worldwide. More information on Bookham, Inc. is available at www.bookham.com.
Bookham and all other Bookham, Inc. product names and slogans are trademarks or registered trademarks of Bookham, Inc. in the USA or other countries.
Safe Harbor Statement
Any statements in this announcement about the future expectations, plans or prospects of Bookham, including statements containing the words “believe,” “plan,” “anticipate,” “expect,” “estimate,” “will,” “should,” “ongoing,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including factors described in Bookham’s most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q. These include continued demand for optical components, changes in inventory and product mix, no further degradation in the exchange rate of the United States dollar relative to U.K, China and Switzerland currencies, and the continued ability of the Company to maintain requisite financial resources. The forward-looking statements included in this announcement represent Bookham’s view as of the date of this release. Bookham anticipates that subsequent events and developments may cause Bookham’s views to change. However, Bookham disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document. Those forward-looking statements should not be relied upon as representing Bookham’s views as of any date subsequent to the date of this announcement.
Non-GAAP Financial Measures
To provide investors with the opportunity to use the same financial metrics as management to evaluate the Company’s performance, the Company provides certain supplemental non-GAAP financial measures, including: 1) non-GAAP net loss excluding non-cash stock and option-based compensation, charges such as impairment, and restructuring, and expenses or income from certain legal actions, settlements and related costs outside the ordinary course of business; 2) a measure of Adjusted EBITDA, that also excludes these charges, plus the impact of taxes, net interest income/expense, depreciation and amortization, and net foreign currency translation gain/loss; and 3) non-GAAP operating loss that excludes amortization of intangible assets, non-cash stock and option-based compensation, charges such as impairment and restructuring, and expenses or income from certain legal actions, settlements and related costs outside the normal course of business; to provide investors with the opportunity to use the same financial metrics as management to evaluate the Company’s performance. Bookham also believes these non-GAAP measures enhance the comparability and transparency of results for the period. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.
Non-GAAP Net Loss
Non-GAAP net loss is calculated as net loss excluding the impact of restructuring and severance costs, non-cash compensation related to stock and options granted to employees and directors, impairment charges and certain other one-time charges and credits specifically identified where applicable. The Company evaluates its performance using, among other things, non-GAAP net loss in evaluating the Company’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s “core operating performance.” The Company believes its “core operating performance” represents the Company’s on-going performance in the ordinary course of its operations. Accordingly, management excludes from “core operating performance” those items, such as impairment charges, restructuring and severance programs and costs relating to specific major projects which are non-recurring, expenses or income from certain legal actions, settlements and related costs, as well as non-cash compensation related to stock and options. Management does not believe these items are reflective of the Company’s ongoing operations and accordingly excludes those items from non-GAAP net loss.
The Company believes that providing non-GAAP net loss to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The Company further believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core financial performance. Additionally, non-GAAP net loss has historically been presented by the Company as a complement to net loss, thus increasing the consistency and comparability of the Company’s earnings releases. The non-GAAP adjustments, and the basis for excluding them, are discussed further below.
A pro-forma subtotal within the Company’s determination of non-GAAP net loss specifically excludes from the Company’s net loss the non-cash compensation related to stock and options granted to employees and directors under SFAS 123R – Share-Based Payment. Management uses this non-GAAP information to compare this specific non-cash expense with similar expenses of competitors and other companies.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Non-GAAP net loss should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP net loss used by other companies. The GAAP measure most directly comparable to non-GAAP net loss is net loss. A reconciliation of non-GAAP net loss to net loss is set forth in the schedules below.
Adjusted EBITDA
Adjusted EBITDA is calculated as net loss excluding the impact of taxes, net interest income/expense, depreciation and amortization, net foreign currency translation gains/losses, as well as restructuring and severance, impairment, non-cash compensation related to stock and options, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, and certain other one-time charges and credits specifically identified where applicable. The Company uses Adjusted EBITDA in evaluating the Company’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from the Company’s core operations. The Company believes that by excluding these non-cash and non-recurring charges, more accurate expectations of our future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Management does not believe the excluded items are reflective of the Company’s ongoing operations and accordingly excludes those items from Adjusted EBITDA. The Company believes that providing Adjusted EBITDA to its investors, in addition to corresponding GAAP cash flow measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions that impact the Company’s cash position and understanding how the cash position may look in the future. The Company further believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core cash position.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) in the United States. Adjusted EBITDA should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. The GAAP measure most directly comparable to Adjusted EBITDA is net loss. A reconciliation of Adjusted EBITDA to GAAP net loss is set forth in the financial schedules section below.
Non-GAAP Operating Loss
Non-GAAP operating loss is calculated as net loss excluding the impact of amortization of intangible assets in connection with the purchase accounting for its acquisition of numerous companies and businesses prior to its fiscal year ended July 3, 2004, restructuring and severance costs, non-cash compensation related to stock and options granted to employees and directors, impairment charges, and certain other one-time charges and credits specifically identified where applicable. The Company evaluates its performance using, among other things, non-GAAP operating loss in evaluating the Company’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s “core operating performance.” The Company believes its “core operating performance” represents the Company’s on-going performance in the ordinary course of its operations. Accordingly, management excludes from “core operating performance” those items such as restructuring and severance programs and costs relating to specific major projects which are non-recurring, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairment charges, as well as non-cash compensation related to stock and options. Management does not believe these items are reflective of the Company’s ongoing operations and accordingly excludes those items from non-GAAP operating loss.
The Company believes that providing non-GAAP operating loss to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The Company further believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core financial performance. The non-GAAP adjustments, and the basis for excluding them, are discussed further below.
A pro-forma subtotal within the Company’s determination of non-GAAP operating loss specifically excludes from the Company’s operating loss the non-cash compensation related to stock and options granted to employees and directors under SFAS 123R – Share-Based Payment. Management uses this non-GAAP information to compare this specific non-cash expense with similar expenses of competitors and other companies.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Non-GAAP net loss should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP operating loss used by other companies. The GAAP measure most directly comparable to non-GAAP operating loss is net loss. A reconciliation of non-GAAP net loss to net loss is set forth in the schedules below.

Furthermore, similar non-GAAP measures have historically been presented by the Company as a complement to its GAAP presentation. The non-GAAP adjustments, and the basis for excluding them, are discussed further below.
Restructuring and Severance Activities
The Company has incurred expenses, which are included in its GAAP statement of operations, primarily due to the write-down of certain property and equipment that has been identified for disposal, workforce related charges such as retention bonuses, severance, benefits and employee relocation costs related to formal restructuring plans, termination costs and building costs for facilities not required for ongoing operations, and costs related to the relocation of certain facilities and equipment from buildings which the Company has disposed of or plans to dispose of. The Company excludes these items, for the purposes of calculating non-GAAP net loss, Adjusted EBITDA and non-GAAP operating loss, when it evaluates the continuing operational performance of the Company. The Company does not believe that these items reflect expected future operating expenses nor does it believe that they provide a meaningful evaluation of current versus past core operational performance.
Certain Legal Actions, Settlement and Related Costs
In the current quarter, the Company has recorded certain expenses related to costs incurred in a legal action against a third party in connection with land sold by the Company in 2006, and in prior periods expenses related to the legal costs and settlement of a different on-going litigation, net of insurance recoveries, both of which are included in its GAAP statement of operations. The Company excludes these items for the purposes of calculating non-GAAP net loss, Adjusted EBITDA and non-GAAP operating loss when it evaluates the continuing performance of the Company. The Company does not believe that these items reflect expected future expenses nor does it believe they provide a meaningful evaluation of current versus past core operational performance.
Amortization of Intangible Assets
In connection with the purchase accounting for its acquisition of numerous companies and businesses prior to its July 3, 2004 fiscal year end, the Company recorded intangible assets which are being amortized to operating expenses over their useful lives. The Company excludes the amortization of intangible assets for the purposes of calculating non-GAAP operating loss when it evaluates the continuing core operational performance of the Company. The Company believes that these items do not reflect expected future operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.
Impairment of Goodwill, Intangibles and other Long-Lived Assets
GAAP requires the Company to compare the fair value of its long-lived assets to their carrying amount on the Company’s financial statements. If the carrying amount is greater than its fair value, then an impairment must be recognized in the GAAP presentation, and included as a charge to earnings in the statement of operations. In particular this is the case regarding businesses acquired by the Company. If the carrying amount of the acquired businesses, including recorded goodwill, is greater than its fair value, then an impairment of the goodwill must be recognized in the GAAP presentation, and included as a charge to earnings in the Company’s statement of operations. The Company excludes the impairment of long-lived assets, for the purposes of calculating non-GAAP net loss, Adjusted EBITDA and non-GAAP operating loss, when it evaluates the continuing core operational performance of the Company. The Company believes that these items do not reflect expected future operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past core operational performance.
Foreign Currency Translation Gains/Losses

The Company records gains and losses related to the translation of intercompany balances denominated in currencies other than the functional currencies of the Company’s local legal entities, the translation of certain other ending balance sheet accounts denominated in currencies other than the function currencies of the Company’s local legal entities, and contracts entered into to mitigate the exposure to these translation gains and losses. The Company excludes this item, for the purposes of calculating Adjusted EBITDA, when it evaluates the cash usage and prospective cash usage of the Company. Management does not believe this excluded item is reflective of its ongoing operations.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. The GAAP measure most directly comparable to non-GAAP net loss is net loss. The GAAP measure most directly comparable to Adjusted EBITDA is net loss. The GAAP measure most directly comparable to non-GAAP operating loss is operating loss. A reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.
Contacts:
Bookham, Inc.
Jim Fanucchi
Summit IR Group Inc.
+1 408 404-5400
ir@bookham.com
Steve Abely
Chief Financial Officer
+1 408 383-1400
ir@bookham.com

BOOKHAM, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 29,	September 29,
	2007	2007
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$63,002	$32,543
Restricted cash	1,657	1,812
Accounts receivable, net	40,235	38,627
Inventories	58,447	53,137
Prepaid expenses and other current assets	4,531	6,341

Total current assets	167,872	132,460
Goodwill	7,881	7,881
Other intangible assets, net	8,556	9,916
Property and equipment, net	34,082	33,803
Other assets	152	231

Total assets	$218,543	$184,291

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,731	$22,464
Bank loan payable	—	4,313
Accrued expenses and other liabilities	21,246	21,275

Total current liabilities	45,977	48,052
Other long-term liabilities	1,511	1,614
Deferred gain on sale leaseback	20,072	20,693

Total liabilities	67,560	70,359

Stockholders’ equity:
Common stock	998	838
Additional paid-in capital	1,159,482	1,115,843
Accumulated other comprehensive income	42,783	44,343
Accumulated deficit	(1,052,280)	(1,047,092)

Total stockholders’ equity	150,983	113,932

Total liabilities and stockholders’ equity	$218,543	$184,291

BOOKHAM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	December 29,	September 29,
	2007	2007

Net revenues	$58,956	$54,282
Cost of revenues	45,522	41,945

Gross profit	13,434	12,337

Operating expenses:
Research and development	8,168	8,692
Selling, general and administrative	12,162	11,326
Amortization of intangibles	1,353	1,997
Restructuring and severance charges	562	1,217
Certain legal actions, settlements and related costs	877	—
Gain on sale of property and equipment and other assets	(1,481)	(235)

Total operating expenses	21,641	22,997

Operating loss	(8,207)	(10,660)
Other income/(expense), net	2,973	(294)

Loss before income taxes	(5,234)	(10,954)
Income tax (provision)/benefit	47	—

Net loss	$(5,187)	$(10,954)

Basic and diluted loss per share:
Net loss per share	$(0.06)	$(0.13)

Weighted average shares of common stock outstanding (basic and diluted)	90,963	82,586

Stock based compensation included in the following:
Cost of sales	$708	$615
Research and development	643	451
Selling, general and administrative	1,332	660

Total	$2,683	$1,726

BOOKHAM, INC.
RECONCILIATION OF GAAP NET LOSS TO CERTAIN NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	December 29, 2007			September 29, 2007
		Adjusted	Operating		Adjusted
	Net Loss	EBIDTA	Loss	Net Loss	EBIDTA	Operating Loss

GAAP net loss	$(5,187)	$(5,187)	n/a	$(10,954)	$(10,954)	n/a
GAAP operating loss	n/a	n/a	$(8,207)	n/a	n/a	$(10,660)
Stock compensation	2,683	2,683	2,683	1,726	1,726	1,726

Pro forma	(2,504)	(2,504)	(5,524)	(9,228)	(9,228)	(8,934)

Adjustments:
Depreciation expense	—	3,034		—	3,245
Amortization expense	—	1,353	1,353	—	1,996	1,996
Income tax provision, net	(47)	(47)		—	—
Interest income, net	—	(214)		—	(106)
Foreign currency (gain)/losses, net	—	(2,732)		—	412
Restructuring and severance charges	562	562	562	1,217	1,217	1,217
Certain legal actions, settlements and related costs	877	877	877	—	—	—

Non-GAAP measures	$(1,112)	$329	$(2,732)	$(8,011)	$(2,464)	$(5,721)

Non-GAAP measures per share (basic and diluted)	$(0.01)	$0.00	$(0.03)	$(0.10)	$(0.03)	$(0.07)

Weighted average shares of common stock outstanding (basic and diluted)	90,963	90,963	90,963	82,586	82,586	82,586